UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2004

Extra Space Storage Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-115436	201076777
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2795 Cottonwood Parkway, Suite 400 Salt Lake City, UT	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 801-562-5556

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On October 4, 2004, Extra Space Storage LLC (“ESS”), a Delaware limited liability company and an indirect subsidiary of Extra Space Storage Inc., a Maryland corporation (the “Company”) entered into a reverse interest rate swap (the “Swap Agreement”) with U.S. Bank National Association, relating to the Company’s existing $61,770,000 senior fixed rate mortgage due 2009 with Wachovia Bank, N.A., as previously described under the heading “Proposed Senior Variable Rate Mortgage Due 2009” on page 71 of the Prospectus included in the Company’s Registration Statement on Form S-11/A, File No. 333-115436, filed August 11, 2004, which is incorporated by reference herein. Pursuant to the Swap Agreement, ESS will receive fixed interest payments of 4.30% and pay variable interest payments based on the one-month London Interbank Offered Rate (LIBOR) plus 65.5 basis points on a notional amount of $61,770,000. There were no origination fees or other significant up front costs incurred by the Company or any of its subsidiaries in connection with the Swap Agreement.

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ITEM 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

None.

(b)	Pro Forma Financial Information.

None.

(c)	Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTRA SPACE STORAGE INC.

By:	/s/ Charles L. Allen
Name:	Charles L. Allen
Title:	Senior Vice President, Senior Legal Counsel

Date: October 8, 2004

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